Exhibit 99.1

NEWS		Contact:	John Sharkey 631-231-0333

400 Oser Ave
Hauppauge, NY 11788

TSR, Inc. Postpones the 2018 Annual Meeting of Stockholders

Hauppauge, NY (November 6, 2018)--TSR, Inc. (Nasdaq: TSRI), a provider of computer programming consulting services (“TSR” or the “Company”), announced today that its Board of Directors (the “Board”) determined to postpone the Annual Meeting of Stockholders (the “2018 Annual Meeting”), which was originally scheduled to be held on November 28, 2018. The Company will publically disclose a new date, time and location for the meeting. If necessary, the Company will determine and announce a new record date and a new deadline for the receipt of any stockholder proposals.

The Board decided to postpone the meeting in order to provide the Company with additional time to review and respond to Zeff Capital, L.P.’s stockholder proposals. The Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on September 27, 2018. The Company will be filing a revised proxy statement with the SEC, which will contain additional information. The postponement will provide the stockholders additional time to review and consider such information prior to the annual meeting.

In reaching its determination, the Board also noted the uncertainty caused by the previously announced litigations brought against the Company and its directors by Fintech Consulting LLC and against the Company and its current and certain former directors by Susan Paskowitz.

In addition, as previously disclosed, the Board established a Special Committee of the Board (the “Special Committee”), comprised of independent directors, to consider various strategic alternatives to maximize stockholder value, including a potential sale of the Company. The Company had originally anticipated that the Special Committee’s deliberations would be completed prior to the 2018 Annual Meeting. However, the Special Committee’s assessment is ongoing. The postponement will provide the Special Committee additional time to consider and evaluate whether any strategic alternatives are in the best interest of the Company’s stockholders.

Forward-Looking Statements

Certain statements in this press release which are not historical facts may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “anticipate,” “believe,” “demonstrate,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “should,” and “will,” and similar expressions identify forward-looking statements. Such forward-looking statements are based upon the Company’s current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Specifically, forward-looking statements in this document may include, but are not limited to, the statements regarding the filing of a revised proxy statement and the anticipated benefits and expected consequences of the postponement of the 2018 Annual Meeting.

TSR, Inc. Postpones the 2018 Annual Meeting of Stockholders (continued)

These and other forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual events to differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and other factors include, among others, the factors and matters described in the Company’s filings with the SEC, including, but not limited to, the Company’s most recent Form 10-K, Forms 10-Q and Forms 8-K, which are available at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.